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                                                                   EXHIBIT 10.29

                               SUBLEASE AGREEMENT

     This Sublease Agreement ("Sublease") is made and entered into as of the 19th day of May, 2000, between Orbital Sciences Corporation, a Delaware corporation ("Sublandlord"), and ORBCOMM Global, L.P., a Delaware limited partnership ("Subtenant").

                                  WITNESSETH:

     WHEREAS, pursuant to that certain Deed of Lease Agreement dated as of April 5, 1999 (the "Prime Lease") by and between Boston Properties Limited Partnership (the "Landlord") and Sublandlord, Sublandlord has leased a certain building being constructed on certain land known as Lot 8A, The Corporate Center at Steeplechase, Section I, Loudoun County, Virginia (all as more particularly described in the Prime Lease, the "Premises"). A true and complete copy of the Prime Lease is attached hereto as Exhibit A and incorporated herein by reference and made a part hereof; and

     WHEREAS, Subtenant desires to sublet the Premises, and Sublandlord is willing to sublet the same on the conditions hereinafter set forth.

     NOW, THEREFORE, Sublandlord, for and in consideration of the rents, covenants and agreements hereinafter contained on the part of Subtenant to be paid, kept and performed, does hereby sublet and demise unto Subtenant, and Subtenant hereby takes and hires from Sublandlord, the Premises;

     TO HAVE AND TO HOLD the same unto Subtenant, its successors and assigns, for the term described herein, subject to the terms and conditions of the Prime Lease, and upon the rentals, terms, covenants, conditions and provisions hereinafter set forth;

     AND Sublandlord and Subtenant hereby agree as follows:

     1. Defined Terms. Except as specifically defined herein, all capitalized terms shall have the definitions provided in the Prime Lease.

     2. Premises. Upon the terms and conditions set forth herein, Sublandlord hereby subleases to Subtenant, and Subtenant does hereby sublease from Sublandlord, the Premises.

     3. Term. Subject to Section 15 hereof, the term of this Sublease (the "Sublease Term") shall commence as of the Lease Commencement Date and shall run for a period of fifteen (15) years from such date, subject to termination as described herein. The parties agree that the Lease Commencement Date occurred on May 3, 2000. Sublandlord hereby agrees that, so long as Subtenant is not in

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default hereunder, Sublandlord shall not voluntarily terminate the Prime Lease prior to the end of the Sublease Term, without first obtaining Subtenant's written consent.

     4.   Rent.

          (a) Annual Base Rental and Other Sums. For and during the Sublease Term, Subtenant covenants and agrees to pay Sublandlord one hundred percent (100%) of all Annual Base Rent (subject to adjustment pursuant to the terms of the Prime Lease and the Development Agreement) and other sums (including, without limitation, Expenses) due from time to time under the Prime Lease. Promptly following the execution of any amendment to the Prime Lease pursuant to Section 3.1(c) thereof adjusting the Annual Base Rent, Sublandlord and Subtenant shall execute a corresponding amendment to this Sublease, which will be retroactive to the Lease Commencement Date (and any overpayment or underpayment of Annual Base Rent previously made hereunder shall be paid or credited in the same manner as set forth in Section 3.1(c) of the Prime Lease). Sublandlord covenants and agrees, to the extent funds are actually received from Subtenant, to remit such sums to Landlord as required by the terms of the Prime Lease.

          (b) Payments. The Annual Base Rent shall be paid in immediately available funds by Subtenant in advance in equal monthly installments at least five (5) days prior to the first (1st) day of each and every month during the Sublease Term, provided however, that the Annual Base Rent for the period May 3, 2000 through May 31, 2000 shall be paid on May 19, 2000. All other sums payable under the Prime Lease shall be made in the same manner and at the same time as required under the Prime Lease, provided that any payments of other sums payable under the Prime Lease at regularly scheduled intervals shall be paid by Subtenant at least five (5) days prior to the date Sublandlord is required to make such payments under the Prime Lease. All payments of Annual Base Rent and other sums shall be made to Sublandlord by wire transfer of immediately available funds to the account of Sublandlord at Bank of America, ABA Number, 051000017, Account Number 411330524599, or in accordance with other written instructions as may be provided to Subtenant from time to time by Sublandlord. All payments of Annual Base Rent and other sums due hereunder shall be payable without demand (unless otherwise specified), set-off or deduction. If Sublandlord fails to remit to Landlord sums actually received from Subtenant, as required by the terms of the Prime Lease, Subtenant may withhold further payments due hereunder, including Annual Base Rent and other sums, until such time as Sublandlord has remitted to Landlord all such funds previously received from Subtenant.

     5. Delivery and Condition of Premises. Subtenant agrees to accept the Premises from Sublandlord in their as-is condition upon delivery from Landlord pursuant to the terms of the Prime Lease, subject to the Integrated Punchlist (as

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defined in, and to be completed by Landlord in accordance with the terms of, the Development Agreement). Sublandlord shall have no obligation to improve the Premises in any manner. To the extent that any amounts are due to Landlord (and not included in Annual Base Rent) in connection with the Leasehold Improvements installed by Landlord in the Premises pursuant to the Prime Lease or the Development Agreement, Subtenant shall pay all such amounts to Sublandlord within ten (10) days following presentation of an invoice therefor. In addition, Subtenant shall pay to Sublandlord, on the Lease Commencement Date, a one-time charge equal to $115,459 for its pro rata share (calculated based upon the anticipated completion of the third building being built by Landlord on behalf of Sublandlord) of the costs to date for the design and construction of the telecommunications ductbank connecting the telecommunications systems among the Premises and the buildings located at 21829, 21700 and 21830 Atlantic Boulevard, Dulles, Virginia. Upon completion of the third building being built by Landlord on behalf of Sublandlord located at 21839 Atlantic Boulevard, Dulles, Virginia, Subtenant shall pay to Sublandlord an additional amount equal to 26.36% of the cost to complete construction of such ductbank (without any additional upgrades thereto without Subtenant's written approval) after the Lease Commencement Date to connect telecommunications systems with the building at 21839 Atlantic Boulevard, Dulles, Virginia.

     6. Alterations. Upon the prior written consent of the Landlord, as required under the Prime Lease, Subtenant may cause to be made, at Subtenant's sole cost and expense, alterations or improvements to the Premises. Prior to undertaking any such alterations or improvements, Subtenant also must obtain Sublandlord's consent thereto, which consent shall not be withheld or delayed unreasonably, provided that Sublandlord may, in its reasonable discretion, condition its approval of any alterations or improvements on Subtenant's removal of same at the end of the Sublease Term or sooner termination of this Sublease, and repair of any damage incident thereto. No other alterations or improvements shall be allowed to the Premises.

     7. Incorporation of Prime Lease. Except for Section 10.1, Section 10.2, Sections 13.3(c) and (d), Article XXV, Article XXVII and Article XXVIII, and to the extent not otherwise inconsistent or otherwise modified in accordance with the agreements and understandings expressed in this Sublease or applicable only to the original parties to the Prime Lease, the terms, provisions, covenants and conditions of the Prime Lease are hereby incorporated herein by reference and made a part hereof on the following understandings:

          (a) To the extent not inconsistent with the agreements and understandings expressed herein, the term "Landlord" as used in the Prime Lease shall refer to Sublandlord hereunder (except with respect to Landlord's consent rights under Article IX), and its successors and assigns, and the term "Tenant" as used in the Prime Lease shall refer to Subtenant hereunder.

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          (b)  With respect to work, services, repairs, repainting and restoration or the performance of other obligations required of the Landlord under the Prime Lease, following Subtenant's written request to Sublandlord, Sublandlord agrees to use reasonable, good faith efforts to obtain Landlord's performance thereof; provided, however, that in no event shall Sublandlord have any duty to expend any money to obtain such performance or have any liability for Landlord's failure of performance. Notwithstanding the foregoing, to the extent Sublandlord is entitled to an abatement of Annual Base Rent or any other sums due under the Prime Lease upon a failure of Landlord to perform its obligations under the Prime Lease, Subtenant shall be entitled to an abatement of all such amounts otherwise payable hereunder.

          (c) Subtenant shall comply with all rules and regulations of the Building.

          (d) Subtenant hereto agrees to perform and comply with all of the terms, provisions, covenants and conditions of the Prime Lease applicable to "Tenant" as they relate to the Premises.

          (e) Sublandlord promptly shall provide to Subtenant copies of any and all notices and other documents received from Landlord pursuant to the Prime Lease.

          (f) To the extent Sublandlord's approval is required under the Prime Lease, Sublandlord shall not approve any Management Agreement proposed by Landlord with a third party which would manage only the Premises and not also those buildings located at 21839 Atlantic Boulevard and 21829 Atlantic Boulevard (the "Other Buildings"), without first obtaining Subtenant's approval, which shall not be withheld or delayed unreasonably. If, pursuant to
Section 13.3(c) of the Prime Lease, Sublandlord elects to assume responsibility for the management of the Premises and the Other Buildings, Sublandlord shall apportion the costs of such management equitably among the Premises and the Other Buildings.

          (g) Sublandlord acknowledges that it has reviewed the signage Subtenant has ordered for the Premises and hereby gives its consent for Subtenant to install and maintain such signage on the outside of the Premises in accordance with the terms of the Prime Lease.

     8. Use of Premises Subtenant's use of the Premises shall be governed in all respects by the Prime Lease.

     9.   Subleasing and Assignment.

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          (a)  Subtenant shall not assign, transfer or otherwise encumber
(collectively, "assignment") this Sublease or all or any of Subtenant's rights hereunder or interest herein, whether by operation of law or otherwise, or sublet or permit anyone to use or occupy (collectively, "sublet") the Premises or any part thereof, without obtaining the prior written consent of Sublandlord, which shall not be unreasonably withheld or delayed, and the Landlord, as required under the terms and provisions of the Prime Lease. Sublandlord agrees, on its own behalf (but not on behalf of Landlord), to respond to any written request for consent to any assignment or subletting within thirty (30) days following receipt of such request from Subtenant.

          (b) If any sublease or assignment provides that the subtenant or assignee thereunder is to pay any amount in excess of the rental and other charges due under this Sublease (and if the subleased space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis), Subtenant shall pay to Sublandlord one-half (1/2) of any such excess or other premium applicable to the sublease or assignment.

     10. Security Deposit. Concurrently with the execution hereof, Subtenant shall deposit with Sublandlord a security deposit in the amount of $200,000 to be held by Sublandlord subject to all of the terms of Article V (including the reduction or return thereof) of the Prime Lease.

     11. No Default. Subtenant shall not cause or permit anything to be done which would constitute a default or breach of Sublandlord's obligations as "Tenant" under the Prime Lease, including, without limitation, any breach or default which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Landlord under the Prime Lease. In the event of any default or breach by Subtenant in the performance of the covenants and agreements contained herein, Sublandlord shall have all of the rights as against Subtenant that the Landlord under the Prime Lease has against the Sublandlord for a default under the Prime Lease and all rights and remedies available at law and equity. Subtenant shall indemnify, defend and hold Sublandlord harmless from and against all claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) of any kind whatsoever by reason of (a) Subtenant's use and occupancy of the Premises or the business conducted by Subtenant therein, or (b) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring on or about the Premises during the Sublease Term; provided that Subtenant's obligations to indemnify and hold Sublandlord harmless shall not include any costs, damages, claims, liabilities or expenses suffered by or claimed against Sublandlord directly based on, arising out of or resulting from Sublandlord's breach of, or default as to, any of its covenants or other obligations under this Sublease or the negligence or willful misconduct of Sublandlord or its employees or the gross negligence or willful misconduct of Sublandlord's contractors

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or agents. So long as Subtenant fully and timely performs all of its obligations under this Sublease, Sublandlord agrees that it shall not default in the performance of any of its obligations under the Prime Lease.

     12. Surrender of Possession. Subtenant covenants to remove all goods and effects from the Premises not the property of Sublandlord or Landlord at the expiration or other termination of this Sublease, and to yield up to Sublandlord the Premises, together with all keys, locks, and other fixtures connected therewith in good repair, order and condition in all respects, reasonable wear and use thereof and damage by fire or other casualty covered by insurance excepted.

     13. Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Sublease shall be in writing and shall be mailed by first-class, registered, or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, or recognized overnight delivery service, addressed as follows:

     (i)  If to Sublandlord:

          Orbital Sciences Corporation
          21700 Atlantic Boulevard
          Dulles, Virginia  20166
          Attention:  Director, Corporate Finance and Real Estate

          with a copy to:

          Orbital Sciences Corporation
          21700 Atlantic Boulevard
          Dulles, Virginia  20166
          Attention:  General Counsel

     (ii) If to Subtenant:

          ORBCOMM Global, L.P.
          21819 Atlantic Boulevard
          Dulles, Virginia  20166
          Attn:  General Counsel

          with a copy to:

          Teleglobe Inc.
          1000 Rue de la Gauchetiere Ouest
          Montreal (Quebec)
          Canada, H3B 4X5

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          Attn:  Vice President & Chief Legal Officer

Each party may designate by notice in writing, in accordance with this Section a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request or communication which shall be mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee, or at such time as delivery is refused by the addressee upon presentation.

     14. Binding Effect. Subject to the provisions hereof restricting transfer, assignment, or subleasing, this Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     15. Consent. This Sublease is subject to the Landlord's consent, as provided in Article VII of the Prime Lease, and only shall become effective upon the granting of such consent.

     16. Subordination. This Sublease is subject and subordinate to the Prime Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect any of such leases, the leasehold estate or estates thereby created or the real property of which the Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof. Sublandlord agrees that it shall not amend or modify any provision of the Prime Lease which would materially adversely affect Subtenant's use and enjoyment of the Premises. In the event, for any reason whatsoever, the Prime Lease is terminated, then this Sublease shall also terminate effective as of the same date of the Prime Lease termination. In such event, neither Landlord nor Sublandlord shall have any liability to Subtenant.

     17.  Certain Miscellaneous Provisions.

          (a) The section headings or titles appearing in this Sublease are inserted and included solely for convenience and shall never be considered or given any effect in construing this Sublease. All personal pronouns used in this Sublease shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate. Subject to Section 9 hereof, the covenants and agreements herein contained shall inure to the benefit of and be binding upon Sublandlord, its successors and assigns, and Subtenant, and its permitted and approved successors and assigns. Unless otherwise expressly agreed by Sublandlord, if more than one party is named as Subtenant hereunder, each such party shall be jointly and severally liable for each and every obligation of Subtenant hereunder.

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          (b)  Neither payment of rent by Subtenant, nor acceptance of rent by
Sublandlord, nor failure by either party to complain of any action, non-action or default of the other party shall constitute a waiver of any aggrieved party's rights hereunder. No waiver or consent to a variation from any provision of this Sublease shall be effective unless made in a written instrument duly executed on behalf of both parties. Waiver by either party of any right with respect to any default of the other party shall not constitute a waiver of any right with respect to either a subsequent default of the same obligation or for any other default.

          (c) This Sublease represents the entire agreement between the parties hereto with respect to the sublease of the Premises. As between Sublandlord and Subtenant, the terms and conditions of this Sublease shall take precedence with respect to any conflict between the terms and conditions contained herein and the terms and conditions of the Prime Lease.

          (d) If any term, covenant, condition or provision of this Sublease, or the application thereof to any person or circumstance, shall ever be held to be invalid or unenforceable, then, in each such event, such term, covenant, condition or provision, or the application thereof, to any other person or any other circumstance, shall not be affected, except to the extent held to be invalid or unenforceable, and each term, covenant, condition and provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

          (e) No amendment, modification or discharge of this Sublease shall be valid or binding unless set forth in writing and duly executed by or on behalf of both parties.

          (f) This Sublease, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (but not including the choice of law rules thereof).

          (g) Each party hereto represents and warrants that it is in good standing in the jurisdiction where it is organized, that the execution of this Sublease has been duly authorized by all necessary partnership or corporate actions (as appropriate), and that the person executing this Sublease on behalf of such party has the power and authority to execute it on behalf of such party and that this Sublease is a valid and binding obligation of such party.

          (h) This Sublease may be executed in any number of counterparts which, when taken together, shall constitute a single, binding instrument.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

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     IN WITNESS WHEREOF, the undersigned have caused this Sublease to be duly executed on their behalf as of the date first above written.

Orbital Sciences Corporation                   ORBCOMM Global, L.P.


By:                                            By:
     ------------------------------                 ---------------------
Name:   Jeffrey V. Pirone                      Name:      Scott L. Webster
Title:  Executive Vice President               Title:     President and
        and Chief Financial Officer                 Chief Executive Officer